EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2000, except for Note 13, as to which the date is February 29, 2000, relating to the financial statements and financial statement schedules, which appears in Colonial Realty Limited Partnership's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                 /s/ PricewaterhouseCoopers LLP
                                                     --------------------------
                                                     PricewaterhouseCoopers LLP


Birmingham, Alabama
May 25, 2000